Exhibit 99.2

Fourth Quarter 2017 Earnings January 30, 2018

1 4Q17 Earnings This presentation contains forward - looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “e val uate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any o f those words or similar expressions is intended to identify forward - looking statements. All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward - looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially differen t from our expectations include, among others, the risk that (i) CIT is unsuccessful in implementing its strategy and business plan, (ii) CIT is unable to react to and address key business and regulatory issues, (iii) CIT is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements, (iv) CIT becomes subject to liquidity constraints and higher funding costs, or (v) the parties to a transaction do not receive or satisfy regulatory or other approvals and conditions on a timely basis or approvals are subject to conditions that are not anticipated. We describe these and other risks that could affect our results in Item 1A, “Risk Factors,” of our latest Annual Report on Form 10 - K for the year ended December 31, 2016, which was filed with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on the forward - looking statements contained in this press release. These forward - looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward - looking statements, except where expressly required by law. This presentation is to be used solely as part of CIT management’s continuing investor communications program. This presentation shall not constitute an offer or solicitation in connection with any securities. Important Notice

Executing on Our Priorities to Simplify, Strengthen and Grow CIT

	Strategies	2017 Progress
1 Maximize Potential of Core Businesses	▪ Grow revenues – grow core businesses, enhance fee revenue, leverage connectivity among businesses ▪ Optimize cash / investment portfolio build out	✓ Sold Commercial Air, agreements to sell NACCO and Financial Freedom ✓ Core portfolios[1] grew 2% Q/Q; flat Y/Y reflecting high prepayments and portfolio repositioning in Commercial Finance ✓ Grew average investment securities by 58%
2 Enhance Operational Efficiency	▪ Reduce / manage operating expenses ▪ Invest in, and enhance technology	✓ Annual operating expenses[2] down ~$85 million from 2016 and remain on track to achieve remaining reduction target in 2018 ✓ Preserved ~$470 million of NOL through strategic tax actions
3 Reduce Funding Costs	▪ Increase deposits as a percent of total funding ▪ Reduce deposit costs	✓ Reduced unsecured debt by $6.9 billion with an average rate of 5.15% ✓ Deposits as a percent of funding grew by 9% to 77%
4 Optimize Capital Structure	▪ Manage, deploy, and align capital ▪ Target CET1 ratio in the 10-11% range	✓ Repurchased $3.4 billion of common stock at an average price of $47.84 ✓ Issued $325 million of preferred stock at 5.8% ✓ Increased quarterly dividend 7% to $0.16
5 Maintain Strong Risk Management	▪ Maintain credit and operating risk discipline / process ▪ Regulatory / horizontal capital review	✓ Non-accruals 0.76% of total loans, down from 0.94% a year ago ✓ CET1 ratio of 14.4%

(1) Core portfolios excludes credit balances of factoring clients, NACCO AHFS, Legacy Consumer Mortgages, and NSP.
(2) Operating expenses excluding noteworthy items and amortization of intangibles of $1.195 billion in 2016 and $1.109 billion in 2017.

CIT | 4Q17 Earnings

2

3 4Q17 Earnings Selected Business Highlights Advanced strategy to lead more deals, build on our core capabilities and expand into additional areas of the middle market and small business. • Created the CIT Northbridge Credit joint venture to expand on our strengths in asset - backed lending • Sole lead or left lead on 42 Commercial Finance transactions , up 27% YoY, reflecting repositioning strategy and strong relationships • Increased capital markets fees by 23% YoY to $40.3 million • Expanded presence in key verticals : Aviation Lending, Restaurant Franchise, Industrial, Material Handling and Technology • Posted strong year in Capital Equipment Finance , grew direct originations 41% and assets 8% • Implemented vendor integration system with several OEMs and first independent reseller • Added Real Estate Finance and Equipment Finance syndication capabilities • Developed award - winning digital platform for real - time vendor point - of - sale financing to small business customers Commercial Banking Building leading deposit franchises with a national online bank and Southern California branch network. • Expanded national direct bank deposit franchise and added 31,000 customers and 76,000 deposit accounts • Enhanced the direct bank application process and customer experience • More than doubled mortgage volume in Q4 YoY • Received top industry recognitions for products and service in the branch and online franchises Consumer Banking

Quarterly Earnings Summary – Reported

($ in millions, except per share data)	4Q17	3Q17	4Q16	Change from 3Q17		Change from 4Q16	
				$	%	$	%
Interest Income	448	454	474	(6)	(1.4%)	(26)	(5.6%)
Net Operating Lease Revenues[1]	120	123	125	(3)	(2.4%)	(5)	(3.6%)
Interest Expense	169	177	178	(8)	(4.5%)	(10)	(5.4%)
Net Finance Revenue	**399**	**401**	**421**	**(1)**	**(0.3%)**	**(21)**	**(5.1%)**
Other Non-Interest Income	137	63	(118)	74	116.7%	255	216.7%
Operating Expenses	304	277	341	27	9.6%	(37)	(10.9%)
Goodwill Impairment	256	-	354	256	NM	(99)	(27.8%)
Loss on Debt Extinguishment and Deposit Redemption	2	54	3	(52)	(96.8%)	(2)	(48.5%)
Pre-provision Net Revenue	**(25)**	**133**	**(396)**	**(158)**	**NM**	**371**	**93.8%**
Provision for Credit Losses	30	30	37	-	1.0%	(6)	(17.4%)
Pre-tax (Loss) Income from Continuing Operations	**(55)**	**103**	**(432)**	**(158)**	**(153.5%)**	**377**	**87.3%**
Provision (Benefit) for Income Taxes	28	(120)	(7)	148	123.1%	34	519.7%
(Loss) Income from Continuing Operations	**(83)**	**223**	**(426)**	**(306)**	**(137.2%)**	**343**	**80.6%**
Loss on Discontinued Operations, Net of Taxes	(5)	(2)	(717)	(3)	(173.7%)	712	99.3%
Loss on Sale of Discontinued Operations, Net of Taxes	-	(1)	-	1	NM	-	0.0%
Loss from Discontinued Operations, Net of Taxes	**(5)**	**(3)**	**(717)**	**(2)**	**(62.5%)**	**712**	**99.3%**
Net (Loss) Income	**(88)**	**220**	**(1,143)**	**(308)**	**(140.1%)**	**1,055**	**92.3%**
Preferred Dividends	10	-	-	10	-	10	-
Net (Loss) Income Available to Common Shareholders	**(98)**	**220**	**(1,143)**	**(317)**	**(144.5%)**	**1,045**	**91.4%**
(Loss) Income from Continuing Operations Available to Common Shareholders	(93)	223	(426)	(315)	(141.6%)	333	78.3%
Diluted Income per Common Share							
(Loss) Income from Continuing Operations	($0.70)	$1.64	($2.11)	($2.34)	(142.7%)	$1.41	66.7%
Loss from Discontinued Operations, Net of Taxes	(0.04)	(0.03)	(3.54)	(0.01)	(33.3%)	3.50	98.9%
Diluted (Loss) Income per Common Share	**($0.74)**	**$1.61**	**($5.65)**	**($2.35)**	**(146.0%)**	**$4.91**	**86.9%**
Return on Average Earning Assets							
Average Earning Assets	44,562	45,454	46,965	(892)	(2.0%)	(2,403)	(5.1%)
After Tax Return on Average Earnings Assets - Continuing Operations	(0.83%)	1.96%	(3.63%)	(279) bps		280 bps	

Certain balances may not sum due to rounding.
(1) Net of depreciation, maintenance, and other operating lease expenses.

Highlights

vs. Prior Quarter

- **Net Finance Revenue:** essentially flat; the current quarter includes a $9 million benefit from suspended depreciation on NACCO AHFS compared to an $8 million benefit in the prior quarter
- **Other Non-Interest Income:** increased $74 million; the current quarter includes a $29 million benefit in other revenues related to the cumulative effect of an accounting policy change for LIHTC investments and the prior quarter included charges related to noteworthy items totaling $27 million related to the Financial Freedom Transaction
- **Operating Expenses:** increased 10% from the prior quarter due to a $32 million restructuring charge
- **Goodwill Impairment:** $256 million mostly related to Equipment Finance in our Commercial Banking segment
- **Provision for Credit Losses:** reflected the establishment of reserves on asset growth in Commercial Banking
- **Income Tax Provision:** included an aggregate $26 million benefit from noteworthy items and an additional $22 million in discrete benefits; the prior quarter included a $140 million benefit from a noteworthy item related to the restructuring of an international legal entity

vs. Year-ago Quarter

- **Net Finance Revenue:** declined 5% reflecting lower AEA, purchase accounting accretion and overall yield compression which was partially offset by lower interest expense
- **Other Non-Interest Income:** increased $255 million; the year-ago quarter included a TRS termination charge, partially offset by the Canadian portfolio gain on sale. The current quarter includes $29 million benefit related to the cumulative effect of an accounting policy change for LIHTC investments and BOLI income of $6 million
- **Operating Expenses:** declined 11%; the year-ago quarter included $27 million in charges from legacy One West matters
- **Goodwill Impairment:** in the year-ago quarter, we recognized $354 million in goodwill impairment charges, including a $319 million charge related to our Consumer Banking segment and a $35 million charge related to Commercial Services in our Commercial Banking segment. Current quarter reflects $256 million impairment related to Commercial Banking
- **Provision for Credit Losses:** declined 17% due to a decline in charge-offs
- **Income Tax Provision:** current quarter includes $48 million in net discrete and noteworthy benefits; the benefit of $7 million in the year-ago quarter included a $54 million tax expense noteworthy item resulting from no longer asserting indefinite reinvestment of earnings in Canada

CIT | 4Q17 Earnings

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Fourth Quarter Impact of Noteworthy Items (Non-GAAP)[1]

($ in millions, except per share data)	Continuing Operations	Discontinued Operations	Total Reported
GAAP Loss Available to Common Shareholders	($93)	($5)	($98)
GAAP Diluted EPS	($0.70)	($0.04)	($0.74)
Noteworthy Items *(After-Tax):*			
Goodwill Impairment	222		$222
Restructuring Charge	20		$20
Cumulative Effect of LIHTC Accounting Methodology Change	9		$9
US Federal Corporate Tax Reform Related Items	(12)		($12)
NACCO Tax-Related Items	(10)		($10)
NACCO Suspended Depreciation	(6)		($6)
Total Noteworthy Items	$223	-	$223
Non-GAAP Net Income Available to Common Shareholders Excluding Noteworthy Items	$130	($5)	$125
Non-GAAP Diluted EPS Excluding Noteworthy Items	$0.99	($0.04)	$0.95

Highlights

- **Goodwill Impairment:** $222 million ($1.69 per diluted common share) non-cash goodwill impairment charge in the Commercial Banking segment (no impact on regulatory capital ratios or tangible book value)
- **Restructuring Charge:** $20 million ($0.15 per diluted common share) restructuring charge in operating expenses
- **US Federal Corporate Tax Reform:** $12 million ($0.09 per diluted common share) in aggregate net benefits related to U.S. tax reform;
- **NACCO Tax-Related Items:** $10 million ($0.08 per diluted common share) net deferred income tax benefit from tax items related to NACCO;
- **LIHTC Methodology Change:** $9 million ($0.07 per diluted common share) net expense related to the cumulative effect of changing the accounting policy for Low Income Housing Tax Credits (LIHTC) investments from the equity method to the proportional amortization method, including a $29 million benefit in other non-interest income and a $38 million expense in the provision for income taxes
- **NACCO Suspended Depreciation:** $6 million ($0.05 per diluted common share) benefit in net finance revenue from the suspension of the depreciation related to the European Rail business (NACCO) assets held for sale.

Certain balances may not sum due to rounding. EPS based on 131.3 million average diluted shares outstanding, dollar impacts are rounded.
(1) See appendix page 23 for details on noteworthy items included in the results.

CIT | 4Q17 Earnings 5

Quarterly Earnings Summary Excluding Noteworthy Items (Non-GAAP)

($ in millions, except per share data)	4Q17	3Q17	4Q16	Change from 3Q17 $	Change from 3Q17 %	Change from 4Q16 $	Change from 4Q16 %
Interest Income	448	454	474	(6)	(1.4%)	(26)	(5.6%)
Net Operating Lease Revenues[(1)]	112	116	125	(4)	(3.3%)	(13)	(10.7%)
Interest Expense	169	177	178	(8)	(4.5%)	(10)	(5.4%)
Net Finance Revenue	**391**	**393**	**421**	**(2)**	**(0.5%)**	**(30)**	**(7.2%)**
Other Non-interest Income	108	90	103	18	19.6%	4	4.3%
Operating Expenses	272	274	310	(2)	(0.8%)	(38)	(12.2%)
Loss on Debt Extinguishment and Deposit Redemption	2	-	3	2	-	(2)	(48.5%)
Pre-provision Net Revenue	**225**	**209**	**211**	**16**	**7.6%**	**14**	**6.6%**
Provision for Credit Losses	30	15	37	16	108.2%	(6)	(17.2%)
Pre-tax Income from Continuing Operations	**194**	**194**	**174**	**-**	**0.1%**	**20**	**11.4%**
Provision for Income Taxes	54	55	49	(1)	2.2%	5	10.2%
Income from Continuing Operations	140	**139**	**125**	**1**	**0.9%**	**15**	**11.9%**
(Loss) income from Discontinued Operations, Net of Taxes	(5)	(1)	85	(4)	NM	(90)	(106.0%)
Gain on Sale of Discontinued Operations, Net of Taxes	-	-	-	-	-	-	-
(Loss) Income from Discontinued Operations, Net of Taxes	**(5)**	**(1)**	**85**	**(4)**	**NM**	**(90)**	**(106.0%)**
Net Income	**135**	**138**	**210**	**(3)**	**(2.1%)**	**(75)**	**(35.8%)**
Preferred Dividends	10	-	-	10	-	10	-
Net Income Available to Common Shareholders	**125**	**138**	**210**	**(13)**	**(9.2%)**	**(85)**	**(40.4%)**
Income from Continuing Operations Available to Common Shareholders	130	139	125	(9)	(6.1%)	5	4.1%
Diluted income per Common Share							
Income from Continuing Operations	$0.99	$1.02	$0.62	($0.03)	(2.9%)	$0.37	59.7%
(Loss) Income from Discontinued Operations, Net of Taxes	(0.04)	(0.01)	0.42	(0.03)	NM	(0.46)	(109.5%)
Diluted Income per Common Share	$0.95	$1.01	$1.04	($0.06)	(5.9%)	($0.09)	(8.7%)
Return on Average Earning Assets							
Average Earning Assets	44,562	45,454	46,965	(892)	(2.0%)	(2,403)	(5.1%)
After Tax Return on Average Earnings Assets - Continuing Operations	1.17%	1.22%	1.07%	(5) bps		10 bps	

Certain balances may not sum due to rounding.
(1) Net of depreciation, maintenance, and other operating lease expenses.

Highlights

vs. Prior Quarter

- **Net Finance Revenue:** declined 1% as lower purchase accounting accretion, lower income from cash balances and higher depreciation on operating leases were partially offset by higher interest income on loans, including higher interest recoveries, and lower interest expense from the repayment of unsecured debt at the end of the prior quarter
- **Other Non-Interest Income:** increased $18 million primarily driven by an increase in capital markets fees, net gains on asset sales, foreign exchange and derivatives, a full quarter of BOLI income, and losses related to the LIHTC investments that were reported in other non-interest income in the prior quarter
- **Operating Expenses:** declined $2 million driven primarily by a reversal of a litigation provision and a true-up of FDIC insurance costs
- **Provision for Credit Losses:** increased $15 million primarily reflecting the establishment of reserves on asset growth in Commercial Banking
- **Income Tax Provision:** current quarter included a net benefit of $22 million from discrete items, offset by a higher effective tax rate

vs. Year-ago Quarter

- **Net Finance Revenue:** declined $30 million primarily reflecting lower purchase accounting accretion and lower gross yields in Rail, partially offset by higher earnings on investment securities
- **Other Non-Interest Income:** increased $4 million primarily driven by income from BOLI and an increase in capital markets fees, partially offset by a decrease in foreign exchange and derivatives
- **Operating Expenses:** declined 12%, primarily reflecting lower professional fees and technology expenses, partially offset by higher advertising and marketing costs in Consumer Banking, and higher compensation and benefits expenses
- **Provision for Credit Losses:** declined 17% due to a decline in net charge-offs
- **Income Tax Provision:** effective tax rate excluding noteworthy and discrete items for the full year was 34%

CIT | 4Q17 Earnings

6

7 4Q17 Earnings Highlights ▪ Income from continuing operations available to common shareholders excluding noteworthy items for the full year increased 31% as lower operating expenses, higher other non - interest income and a decline in the provision for credit losses was partially offset by a decline in net finance revenue ▪ The increase in income from continuing operations per diluted common share excluding noteworthy items also reflects a decline in the average number of diluted common shares outstanding due to significant share repurchases in 2017 (1) See appendix pages 23 and 24 for details on noteworthy items included in the results. (2) Net of depreciation, maintenance, and other operating lease expenses. Full Year Earnings Summary Change from Change from ($ in millions, except per share data) 2017 2016 2016 2017 2016 2016 $ % $ % Interest Income 1,836 1,912 (76) (4.0%) 1,827 1,912 (85) (4.4%) Net Operating Lease Revenues (2) 488 557 (69) (12.3%) 472 557 (85) (15.3%) Interest Expense 718 753 (36) (4.7%) 694 753 (59) (7.8%) Net Finance Revenue 1,606 1,715 (109) (6.4%) 1,604 1,715 (112) (6.5%) Other Non-Interest Income 364 151 214 141.8% 370 357 13 3.5% Operating Expenses 1,189 1,284 (95) (7.4%) 1,136 1,220 (85) (6.9%) Goodwill Impairment 256 354 (99) (27.8%) - - - 0.0% Loss on Debt Extinguishment and Deposit Redemption 220 13 208 NM 2 13 (11) (86.4%) Pre-provision Net Revenue 306 216 91 42.0% 836 840 (4) (0.4%) Provision for Credit Losses 115 195 (80) (41.1%) 99 195 (96) (49.0%) Pre-tax Income from Continuing Operations 192 21 171 NM 737 645 92 14.2% (Benefit) Provision for Income Taxes (68) 204 (271) (133.3%) 223 261 (38) (14.5%) Income (Loss) from Continuing Operations 259 (183) 442 242.1% 514 384 130 33.8% Income (Loss) from Discontinued Operations, Net of Taxes 90 (665) 755 113.5% (109) 325 (434) (133.4%) Gain on Sale of Discontinued Operations, Net of Taxes 119 - 119 - 160 - 160 0.0% Income (Loss) from Discontinued Operations, Net of Taxes 209 (665) 874 131.4% 51 325 (274) (84.3%) Net Income (Loss) 468 (848) 1,316 155.2% 565 709 (145) (20.4%) Preferred Dividends 10 - 10 - 10 - 10 - Net Income (Loss) Available to Common Shareholders 458 (848) 1,306 154.1% 555 709 (154) (21.8%) Income (Loss) from Continuing Operations Available to Common Shareholders 250 (183) 432 236.7% 504 384 120 31.2% Diluted Income per Common Share Income (Loss) from Continuing Operations $1.52 ($0.90) $2.42 268.9% $3.07 $1.90 $1.17 61.6% Income (Loss) from Discontinued Operations, Net of Taxes 1.28 (3.30) 4.58 138.8% 0.32 1.61 (1.31) (81.4%) Diluted Income (Loss) per Common Share $2.80 ($4.20) $7.00 166.7% $3.39 $3.51 ($0.12) (3.3%) Return on Average Earning Assets Average Earning Assets 46,852 47,664 (812) (1.7%) 45,922 47,664 (812) (1.7%) After Tax Return on Average Earnings Assets - Continuing Operations 2.21% (1.53%) 4.47% 3.22% NM 117 bps Excluding Noteworthy Items (1) Reported

Net Finance Margin (NFM) – Continuing Operations (Excluding Noteworthy Items)[1]

Net Finance Revenue & Net Finance Margin


($ in millions)
3.58%
3.57%
3.44%
3.46%
3.51%
$421
66
355
$417
48
368
$404
51
353
$393
38
354
$391
24
367
4Q16
1Q17
2Q17
3Q17
4Q17
Net Finance Revenue (less PAA, net[2])
PAA, net[2]
NFM

($ in millions, except yield data)	4Q17		3Q17		4Q16		Change from 3Q17	Change from 4Q16
	Average Balance	Yield	Average Balance	Yield	Average Balance	Yield	Yield	Yield
Interest-bearing Cash	2,270	1.6%	3,874	1.3%	5,918	0.5%	30 bps	110 bps
Investments[3]	6,068	2.5%	5,796	2.6%	3,962	3.1%	(10) bps	(60) bps
Loans[4][5]	28,225	5.9%	27,793	6.0%	29,295	6.1%	(10) bps	(20) bps
Operating Leases, Net[5]	7,841	5.7%	7,798	5.9%	7,438	6.6%	(20) bps	(90) bps
Indemnification Assets	158	(40.3%)	193	(28.1%)	351	(9.4%)	NM	NM
Earning Assets	**44,562**	**5.0%**	**45,454**	**5.0%**	**46,965**	**5.1%**	**-**	**(10) bps**
Interest-bearing Deposits	28,134	1.3%	28,820	1.3%	31,139	1.2%	-	10 bps
Borrowings	8,631	3.6%	8,592	3.9%	14,677	2.2%	(30) bps	140 bps
Interest-bearing Liabilities	**36,765**	**1.8%**	**37,412**	**1.9%**	**45,816**	**1.6%**	**(10) bps**	**20 bps**

Certain balances may not sum due to rounding.
(1) See appendix page 23 for details on noteworthy items.
(2) Purchase accounting accretion and negative return on indemnification assets.
(3) 4Q17 investments include $112.5 million of securities purchased under agreement to resell.
(4) Net of credit balances of factoring clients of $1,571 in 4Q17, $1,551 in 3Q17, and $1,296 in 4Q16.
(5) Balances include loans and leases held for sale, respectively.

Highlights

vs. Prior Quarter

Net Finance Revenue decreased by $2 million

- Decrease due to lower net purchase accounting accretion, lower income from cash balances and higher depreciation on operating leases
- Decrease mostly offset by higher interest income on loans, including higher interest recoveries, and lower interest expense from the repayment of unsecured debt at the end of the prior quarter

vs. Year-ago Quarter

Net Finance Revenue decreased by $30 million

- Decrease primarily due to lower net purchase accounting accretion and lower gross yields in Rail
- Decrease partially offset by higher earnings on investment securities

CIT | 4Q17 Earnings
8

9 4Q17 Earnings (1) See appendix page 23 for details on noteworthy items. (2) Net Operating Lease Revenues related to Rail. Net Finance Margin Walk 3Q17 to 4Q17 Net Finance Margin Walk 4Q16 to 4Q17 Net Finance Margin Trends – Continuing Operations (Excluding Noteworthy Items) (1) 3.58% 3.51% 43 bps (16) bps (34) bps (1) bp 1 bp 4Q16 Cash & Investment Income, Loan Income, and Mix Net Operating Lease Revenue Purchase Accounting, net & Prepayment Benefits Deposit Costs Borrowing Costs 4Q17 3.46% 3.51% 14 bps (4) bps (9) bps (1) bp 5 bps 3Q17 Cash & Investment Income, Loan Income, and Mix Net Operating Lease Revenue Purchase Accounting, net & Prepayment Benefits Deposit Costs Borrowing Costs 4Q17 (2) (2)

Other Non-Interest Income – Continuing Operations (Excluding Noteworthy Items)(1)

($ in millions)	4Q17	3Q17	4Q16	Change from 3Q17 $	Change from 3Q17 %	Change from 4Q16 $	Change from 4Q16 %
Fee Revenues	**30**	26	27	4	15.6%	4	13.1%
Factoring Commissions	**27**	27	26	(0)	(1.1%)	1	3.9%
Gains on Sales of Leasing Equipment	**9**	12	11	(3)	(25.4%)	(1)	(13.3%)
Gains on Loan and Portfolio Sales	**7**	4	1	4	97.2%	7	NM
Gains on Investments	**12**	10	22	2	24.0%	(10)	(43.6%)
Gains on OREO Sales	**5**	1	2	3	NM	3	NM
Net Gains on Derivatives and Foreign Currency Exchange	**7**	1	15	6	NM	(8)	(53.8%)
Impairment on Assets Held for Sale	**(7)**	-	-	(7)	-	(7)	-
Other Revenues	**18**	9	2	9	103.4%	16	NM
Total Other Non-Interest Income	**108**	**90**	**103**	**18**	**19.6%**	**4**	**4.3%**

All Other Income (Gains on Loan and Portfolio Sales through Other Revenues)



$103
$87
$85
$90
$108
40
11
27
26
24
9
29
26
19
14
28
23
25
12
26
27
42
9
30
27
4Q16
1Q17
2Q17
3Q17
4Q17
Factoring Commissions
Fee Revenues
Gains on Sales of Leasing Equipment
All Other Income

Certain balances may not sum due to rounding.
(1) See appendix page 23 for detail on noteworthy items.

Highlights

vs. Prior Quarter

Other non-interest income increased $18 million

- Increase due to higher capital markets fees, net gains on asset sales, foreign exchange and derivatives, a full quarter of income related to Bank-Owned Life Insurance (BOLI) and losses related to the LIHTC investments that were reported in other non-interest income in the prior quarter

vs. Year-ago Quarter

Other non-interest income increased $4 million

- Increase due to income from BOLI and an increase in capital markets fees
- Increase partially offset by a decrease in foreign exchange and derivatives

CIT | 4Q17 Earnings

10

Operating Expenses[1] – Continuing Operations (Excluding Noteworthy Items)[2]

($ in millions)	4Q17	3Q17	4Q16	Change from 3Q17 $	Change from 3Q17 %	Change from 4Q16 $	Change from 4Q16 %
Compensation and Benefits	**139**	139	133	(0)	(0.3%)	5	3.9%
Technology	**31**	31	40	0	0.3%	(9)	(23.3%)
Professional Fees	**29**	32	59	(3)	(10.3%)	(30)	(50.9%)
Advertising and Marketing	**13**	14	6	(1)	(5.9%)	7	103.2%
Net Occupancy Expense	**17**	16	20	1	3.7%	(3)	(14.4%)
Insurance	**16**	19	19	(3)	(15.1%)	(3)	(17.8%)
Other	**23**	18	27	4	23.5%	(5)	(16.6%)
Total Operating Expenses[1]	**266**	**268**	**304**	**(2)**	**(0.8%)**	**(38)**	**(12.4%)**
Headcount	**3,909**	**3,965**	**4,078**	**(56)**	**(1.4%)**	**(169)**	**(4.1%)**

All Other Expenses: Advertising and Marketing, Net Occupancy Expense, Insurance, Other

Net Efficiency Ratio [3]

4Q16	1Q17	2Q17	3Q17	4Q17
58%	58%	59%	56%	53%



$304
72
59
40
133
$291
75
40
33
143
$286
75
32
34
145
$268
67
32
31
139
$266
68
29
31
139
4Q16
1Q17
2Q17
3Q17
4Q17
Compensation and Benefits
Technology
Professional Fees
All Other Expenses

Highlights

vs. Prior Quarter

Operating Expenses decreased by 1%

- Decrease driven primarily by lower professional fees due to a reversal of a litigation provision and a true-up of FDIC insurance costs

vs. Year-ago Quarter

Operating Expenses decreased by 12%

- Decrease primarily reflecting lower professional fees and technology expenses
- Decrease partially offset by higher advertising and marketing costs, primarily in Consumer Banking and higher compensation and benefits expense

Certain balances may not sum due to rounding.
(1) In addition to the exclusion of noteworthy items, operating expenses also exclude amortization of intangibles.
(2) See appendix page 23 for details on noteworthy items.
(3) Total operating expenses exclusive of noteworthy items and amortization of intangibles divided by total revenue (net finance revenue and other non-interest income).

CIT | 4Q17 Earnings 11

Consolidated Average Balance Sheet

($ in millions)	4Q17	3Q17	4Q16	Change from 3Q17 $	Change from 3Q17 %	Change from 4Q16 $	Change from 4Q16 %
Interest-bearing Cash	2,270	3,874	5,918	(1,604)	(41.4%)	(3,648)	(61.6%)
Investments[1]	6,068	5,796	3,962	272	4.7%	2,106	53.1%
Loans[2]	28,225	27,793	29,295	432	1.6%	(1,070)	(3.7%)
Operating Leases, Net	7,841	7,798	7,438	43	0.6%	403	5.4%
Total Loans and Leases[3]	**36,066**	**35,591**	**36,733**	**476**	**1.3%**	**(667)**	**(1.8%)**
Indemnification Assets	158	193	351	(35)	(18.4%)	(194)	(55.1%)
Total Earning Assets	**44,562**	**45,454**	**46,965**	**(892)**	**(2.0%)**	**(2,403)**	**(5.1%)**
Total Non-Earning Assets	2,772	2,431	3,992	341	14.0%	(1,219)	(30.5%)
Discontinued Assets	533	592	13,140	(59)	(10.0%)	(12,608)	(95.9%)
Total Assets	**47,867**	**48,477**	**64,097**	**(610)**	**(1.3%)**	**(16,230)**	**(25.3%)**
Total Deposits	29,635	30,316	32,434	(681)	(2.2%)	(2,799)	(8.6%)
Secured Borrowings	4,885	4,245	4,080	640	15.1%	805	19.7%
Senior Unsecured/Other Borrowings	3,746	4,346	10,597	(600)	(13.8%)	(6,851)	(64.6%)
Total Borrowed Funds and Deposits	**38,266**	**38,908**	**47,111**	**(642)**	**(1.6%)**	**(8,845)**	**(18.8%)**
Other Liabilities	1,618	1,582	1,823	36	2.3%	(204)	(11.2%)
Discontinued Liabilities	542	580	4,180	(38)	(6.5%)	(3,638)	(87.0%)
Total Liabilities	**40,426**	**41,070**	**53,113**	**(644)**	**(1.6%)**	**(12,687)**	**(23.9%)**
Total Stockholders' Equity	**7,441**	**7,407**	**10,983**	**34**	**0.5%**	**(3,542)**	**(32.3%)**
Total Liabilities and Equity	**47,867**	**48,477**	**64,097**	**(610)**	**(1.3%)**	**(16,230)**	**(25.3%)**

Average Loans and Leases[4]



Other Consumer
Business Capital
21%
7%
Legacy Consumer Mortgages
11%
Rail
20%
Real Estate Finance
15%
26%
Commercial Finance
Commercial Banking
Consumer Banking

Average Funding Mix



Structured Borrowings
Unsecured Borrowings
Total Deposits 77%
4%
10%
9%
FHLB Advances
Deposits and FHLB Advances
Wholesale

Highlights

vs. Prior Quarter

Average earning assets decreased 2% primarily reflecting a decline in interest-bearing cash balances

- 2% increase in average loans primarily driven by growth in Commercial Banking
- Total borrowed funds and deposits declined 2% due to the repayment of unsecured debt and a decline in average deposits, partially offset by growth in FHLB advances

vs. Year-ago Quarter

Average earning assets decreased 5% primarily reflecting a decline in interest-bearing cash balances partially offset by growth in investments

- 2% decrease in average loans and leases driven by portfolio repositioning and legacy portfolio run-off, partially offset by an increase in operating leases
- Unsecured borrowings decreased $6.9 billion

(1) 4Q17 investments include $112.5 million of securities purchased under agreement to resell.
(2) Net of credit balances of factoring clients of $1,571 in 4Q17, $1,551 in 3Q17 and $1,296 in 4Q16.
(3) Loans and leases include assets held for sale.
(4) Excludes Corporate and Non-Strategic Portfolio.

CIT | 4Q17 Earnings

12

13 4Q17 Earnings Highlights Commercial Banking and Consumer Banking Average Loans and Leases (1) Commercial Banking Consumer Banking Commercial Banking Rail includes $1.1 billion of NACCO assets held for sale ▪ Vs. Prior Quarter: Average loans and leases increased due to growth in Commercial Finance and Business Capital ▪ Vs. Year - ago Quarter: Average loans and leases increased slightly, driven by asset growth in Business Capital, Rail and Real Estate Finance, partially offset by asset sales and prepayments in Commercial Finance Consumer Banking LCM includes $0.9 billion of reverse mortgage assets held for sale ▪ Vs. Prior Quarter: Average loans essentially unchanged from prior quarter as new business volume in Other Consumer Banking was offset by run - off in LCM ▪ Vs. Year - ago Quarter: Average loans declined 5% due to run - off in LCM partially offset by growth in Other Consumer Banking Certain balances may not sum due to rounding. (1) Net of credit balances of factoring clients and including assets held for sale. (2) Real Estate Finance includes legacy non - SFR currently in run - off in the amounts of $684 million, $728 million, $765 million, $802 million, and $843 million, for 4Q17, 3Q17, 2Q17, 1Q17, and 4Q16, respectively. 10.6 10.1 9.8 9.5 9.7 7.2 7.2 7.3 7.5 7.5 5.5 5.6 5.6 5.6 5.6 6.0 6.1 6.2 6.3 6.5 $29.2 $29.1 $28.9 $28.8 $29.3 4Q16 1Q17 2Q17 3Q17 4Q17 Commercial Finance Rail Real Estate Finance Business Capital (2) 5.0 4.8 4.6 4.5 4.3 2.2 2.2 2.2 2.2 2.5 $7.1 $7.0 $6.8 $6.7 $6.7 4Q16 1Q17 2Q17 3Q17 4Q17 Legacy Consumer Mortgages (LCM) Other Consumer Banking ($ in billions)

Average Funding Mix

($ in millions)	4Q17		3Q17		4Q16		Change from	
	Average Balance	%	Average Balance	%	Average Balance	%	3Q17 Balance	4Q16 Balance
Total Deposits	29,635	77.4%	30,316	77.9%	32,434	68.8%	(681)	(2,799)
FHLB Advances	3,283	8.6%	2,583	6.6%	2,424	5.1%	700	859
Structured Borrowings	1,602	4.2%	1,662	4.3%	1,655	3.5%	(60)	(54)
Unsecured Borrowings[1]	3,746	9.8%	4,346	11.2%	10,597	22.5%	(600)	(6,851)
Total Borrowed Funds and Deposits	**38,266**	**100.0%**	**38,908**	**100.0%**	**47,111**	**100.0%**	**(642)**	**(8,845)**



($ in billions)
1.52%
1.40%(1)
1.58%
1.56%
1.51%
$47.1
$47.2
$40.6(2)
$38.9
$38.3
4%
22%
5%
69%
4%
22%
5%
69%
4%
12%
6%
78%
4%
11%
7%
78%
4%
10%
9%
77%
4Q16
1Q17
2Q17
3Q17
4Q17
Deposits
FHLB Advances
Unsecured Borrowings
Structured Borrowings
Int. Expense as a % of AEA(3)

Certain balances may not sum due to rounding.
(1) 1Q17 shows a decline in interest expense due to an allocation to Discontinued Operations.
(2) Reflects a $1,735 adjustment in 2Q17 related to the timing of the completion of the Commercial Air related debt repayment.
(3) Interest expense and average earnings assets are exclusive of noteworthy items; see appendix page 23 for details on noteworthy items.

Highlights

- Average deposits declined slightly and are 77% of average funding
- Wholesale funding is 14% of total funding down from 15% in the prior quarter and 26% in the year-ago quarter
- Average funding costs, represented by interest expense as a percentage of AEA
  - *Vs. Prior Quarter:* declined as benefits from the reduction of unsecured debt were partially offset by a modest increase in deposit costs
  - *Vs. Year-ago Quarter:* declined modestly

CIT | 4Q17 Earnings
14

15 4Q17 Earnings Highlights vs. Prior Quarter vs. Year - ago Quarter Average Deposit Mix and Cost of Funds Deposits by Type Deposits by Channel ▪ Average deposit costs increased two basis points reflecting modest increases in the average savings account and money market rates offset by a reduction in higher - cost brokered and commercial deposits ▪ 17% decline in Brokered deposits 17.3 16.5 15.8 14.9 14.4 6.5 6.8 6.6 5.5 5.0 4.3 4.5 4.9 5.6 6.0 3.1 3.2 2.9 2.8 2.6 1.3 1.4 1.4 1.5 1.5 $32.4 $32.3 $31.6 $30.3 $29.6 1.19% 1.16% 1.20% 1.22% 1.24% 4Q16 1Q17 2Q17 3Q17 4Q17 Time Deposits Money Market/Sweeps Savings Interest Checking Non-Interest Checking Deposit Cost of Funds 12.3 12.1 12.0 11.8 11.7 10.4 10.4 10.7 11.2 11.7 6.1 5.7 5.4 4.5 3.7 3.6 4.1 3.5 2.8 2.5 $32.4 $32.3 $31.6 $30.3 $29.6 1.19% 1.16% 1.20% 1.22% 1.24% 4Q16 1Q17 2Q17 3Q17 4Q17 Branch Online Brokered Commercial Deposit Cost of Funds ($ in billions) ▪ Average deposit costs increased 5 basis points ▪ Continuing to shift mix of deposits away from higher - cost brokered deposits ▪ 39% decline in Brokered deposits ▪ 40% increase in Savings deposits

16 4Q17 Earnings Highlights vs. Prior Quarter vs. Year - ago Quarter Asset Quality Trends – Continuing Operations (Excluding Noteworthy Items) (1) Non - accrual Loans & Net Charge - offs Allowance for Loan Losses – Commercial ▪ Provision for credit losses increased $15 million reflecting the establishment of reserves on asset growth in Commercial Banking ▪ Non - accrual loans as a percent of average loans declined 17 bps reflecting a decrease in Commercial Finance from Loan payoffs ▪ Net charge - offs declined 10 bps ▪ Allowance for loan losses increased slightly reflecting higher loan balances ▪ Provision for credit losses decreased $7 million on lower charge - offs ▪ Non - accrual loans as a percent of average loans declined by 18 bps ▪ Net charge - offs declined by 6 bps 279 259 257 265 221 0.32% 0.37% 0.38% 0.36% 0.26% 4Q16 1Q17 2Q17 3Q17 4Q17 Non-accrual Loans Net Charge-offs % (2) 408 424 398 392 402 1.81% 1.85% 1.78% 1.73% 1.74% 4Q16 1Q17 2Q17 3Q17 4Q17 Allowance for Loan Losses (ALLL) ALLL % to Loans Non - accrual Loans as a % of Loans 0.94% 0.87% 0.88% 0.93% 0.76% ($ in millions) (1) See appendix page 23 for details on noteworthy items. (2) Percentage of average loans and excluding charge - offs related to transfer of reverse mortgages to held for sale in 3Q17 .

17 4Q17 Earnings Highlights vs. Prior Quarter vs. Year - ago Quarter Strong Capital Position Risk Based Capital Ratios (1) Loans and Leases - to - Deposit Ratio ▪ CET1 capital ratio increased approximately 40 bps ▪ CET1 capital increased as earnings excluding the goodwill impairment were partially offset by dividends ▪ Risk - weighted assets (RWA) decreased primarily reflecting the sale of certain investment securities and a decrease in on - and off - balance sheet factoring balances, partially offset by an increase in loans ▪ CET1 capital ratio increased approximately 60 bps ▪ Total capital ratio increased approximately 150 bps (1) Capital ratios preliminary as of 12/31/17 and are based on fully phased - in Basel III estimates. 14.6% 15.1% 16.2% 15.7% 16.1% 13.8% 14.3% 14.4% 14.0% 14.4% 13.9% 14.7% 12.1% 13.4% 13.8% 4Q16 1Q17 2Q17 3Q17 4Q17 Total Capital Ratio CET1 Ratio Tier 1 Leverage Ratio 150% 150% 120% 127% 130% 98% 97% 96% 102% 104% 4Q16 1Q17 2Q17 3Q17 4Q17 Consolidated Bank

Key Performance Metrics – Continuing Operations

($ in millions)	Reported					Excluding Noteworthy Items[1]				
	4Q17	3Q17	4Q16	2017	2016	4Q17	3Q17	4Q16	2017	2016
AEA[2]	44,562	45,454	46,965	46,852	47,664	44,562	45,454	46,965	45,922	47,664
Net Finance Margin[3]	3.6%	3.5%	3.6%	3.4%	3.6%	3.5%	3.5%	3.6%	3.5%	3.6%
Credit Provision[3]	0.3%	0.3%	0.3%	0.2%	0.4%	0.3%	0.1%	0.3%	0.2%	0.4%
Other Non-Interest Income[3]	1.2%	0.6%	(1.0%)	0.8%	0.3%	1.0%	0.8%	0.9%	0.8%	0.7%
Operating Expenses[3][4]	2.4%	2.4%	2.8%	2.4%	2.6%	2.4%	2.4%	2.6%	2.4%	2.5%
Net Efficiency Ratio[5]	49.6%	57.8%	109.2%	56.4%	65.5%	53.4%	55.5%	58.0%	56.3%	57.6%
Tax Rate[6]	(50.3%)	(116.3%)	1.5%	(35.4%)	NM	27.9% / 39.4%	28.5%	27.9%	30.3% / 33.6%	40.4%
CET1 Ratio[7]	14.4%	14.0%	13.8%	14.4%	13.8%	14.4%	14.0%	13.8%	14.4%	13.8%
Adjusted ROATCE[8]	8.42%	14.58%	NM	7.72%	3.17%	8.47%	9.20%	8.37%	8.24%	6.71%

(1) See appendix pages 23 and 24 for details on noteworthy items included.
(2) Average earning assets (AEA) components include interest-earning cash, securities purchased under agreement to resell, investment securities, indemnification assets, loans and operating lease equipment, less the credit balances of factoring clients.
(3) As a percentage of average earnings assets.
(4) Operating expenses exclusive of restructuring costs and intangible asset amortization.
(5) Total operating expenses exclusive of restructuring charges and amortization of intangibles divided by total revenue (net finance revenue and other income).
(6) For 4Q17 and FY17 excluding noteworthy items, the first value is only excluding noteworthy items, whereas the second value is excluding noteworthy and discrete items.
(7) Capital ratios preliminary as of 12/31/17 and based on fully phased-in Basel III estimates.
(8) Return on average tangible common equity for continuing operations adjusted to remove the impact of intangible amortization, goodwill impairment and the impact of the valuation allowance reversal from income from continuing operations, while average tangible common equity is reduced for disallowed deferred tax assets and, in 2Q17 and 3Q16, ~$3 billion of capital reduction associated with the Commercial Air sale.

CIT | 4Q17 Earnings

18

19 4Q17 Earnings Key Performance Metrics and 2018 Targets See corresponding footnotes on the following page. Reported Excluding Noteworthy Items(1) FY 2017 FY 2017 AEA (2) $46,852 $45,922 Flat Core Average Loans and Leases (3) $30,278 $30,278 Mid Single-Digit Growth Net Finance Margin 3.43% 3.49% 3.20–3.40% Core Operating Expenses (4) $1,111 $1,111 $1,050 Net Efficiency Ratio (5) 56.4% 56.3% Mid 50s Net Charge Offs (6) 0.39% 0.34% 35–45 bps Effective Tax Rate (7) (35.4%) 30.3% / 33.6% 25-26% excluding discrete items 2018 Target ($ in millions) ▪ Medium Term ROTCE Target updated to 11 - 12% ▪ To achieve ~9.5 - 10% ROTCE at end of 2018 with CET1 of ~11.5 - 12.0% ▪ ROTCE to improve toward target in 2019 from revenue growth, continuous improvement in efficiency ratio and further reduction in the CET1 ratio ROTCE Update

Quarterly Performance and 1Q18 Outlook

($ in millions)	Reported 4Q17	Excluding Noteworthy Items[1] 4Q17	1Q18 Outlook Commentary
AEA[2]	$44,562	$44,562	▪ Low single-digit quarterly growth in core average loans and leases, offset by run-off in non-core portfolios; AEA flat
Core Average Loans and Leases[3]	$30,566	$30,566	
Net Finance Margin	3.59%	3.51%	▪ Toward the upper end of our 3.2-3.4% range
Core Operating Expenses[4]	$266	$266	▪ Operating expenses up on benefit restarts
Net Efficiency Ratio[5]	49.6%	53.4%	
Net Charge Offs[6]	0.26%	0.26%	▪ Within the annual target range of 35-45 bps excluding any discrete items
Effective Tax Rate[7]	(50.3%)	27.9% / 39.4%	▪ 25-26% excluding discrete items

(1) See appendix page 23 for details on noteworthy items included.
(2) Average earning assets (AEA) components include interest earning cash, securities purchased under agreement to resell, investment securities, indemnification assets, loans and operating lease equipment, less the credit balances of factoring clients.
(3) Core average loans and leases excludes credit balances of factoring clients, NACCO AHFS, Legacy Consumer Mortgages, and NSP.
(4) Operating expenses exclusive of restructuring costs and intangible assets amortization.
(5) Total operating expenses exclusive of restructuring charges and amortization of intangibles divided by total revenue (net finance revenue and other non-interest income).
(6) As a percent of average loans.
(7) For 4Q17 excluding noteworthy items, the first value is only excluding noteworthy items, whereas the second value is excluding noteworthy and discrete items.

CIT | 4Q17 Earnings

20

21 4Q17 Earnings Executing on Our Priorities to Simplify, Strengthen and Grow CIT Enhance Operational Efficiency 2 Maintain Strong Risk Management 5 Optimize Capital Structure 4 Maximize Potential of Core Businesses 1 Reduce Funding Costs 3 A Leading National Bank Focused on Lending and Leasing to the Middle Market and Small Businesses Focusing on Our Strategic Priorities

22 4Q17 Earnings APPENDIX

Quarterly Noteworthy Items

($ in millions, except for per share data)		Segment	Item	Line Item	Pre-Tax	After-Tax	Per Share[1]	Balance Sheet
4Q16	Continuing Operations	Corporate	TRS Termination Charge	Other Income	($243)	($147)	($0.73)	
		Consumer Banking	Consumer Goodwill Impairment	Goodwill Impairment	($319)	($319)	($1.58)	
		Commercial Banking	Commercial Services Goodwill Impairment	Goodwill Impairment	($35)	($28)	($0.14)	
		NSP	Canadian Assertion Charge	Tax Provision	-	($54)	($0.27)	
		NSP	Canada Portfolio Sale Gain	Other Income	$22	$16	$0.08	
		Consumer Banking	Legacy OneWest Bank Matters	Operating Expenses	($27)	($17)	($0.08)	
		Corporate	Restructuring Expenses	Operating Expenses	($4)	($3)	($0.01)	
	Discontinued Operations		Commercial Air Tax Provision		-	($847)	($4.19)	
			Commercial Air Suspended Depreciation		$106	$66	$0.33	
			Financial Freedom Reserve		($27)	($16)	($0.08)	
			Business Air Impairment		($7)	($5)	($0.02)	
1Q17	Continuing Operations	Corporate	Entity Restructuring	Tax Provision	-	($14)	($0.07)	
		Corporate	Restructuring Expenses	Operating Expenses	($15)	($10)	($0.05)	
		NSP	Currency Translation Adjustments	Other Income	($8)	($7)	($0.03)	
	Discontinued Operations		Commercial Air Suspended Depreciation		$113	$69	$0.34	
			Commercial Air Secured Debt Expenses		($39)	($34)	($0.17)	
			TC-CIT Joint Venture Gain		$14	$13	$0.06	
2Q17	Continuing Operations	Corporate	Debt Extinguishment Costs	Debt Extinguishment Costs	($165)	($100)	($0.54)	
		Corporate	Excess Interest Cost[2]	Interest Expense	($23)	($15)	($0.08)	
		Corporate	Interest Income[2]	Interest Income	$9	$6	$0.03	
		Corporate	Commercial Air Asset Adjustment[2]	Average Earning Assets				($3,686)
		Corporate	Resolution of Legacy Tax Items	Tax Provision	-	$19	$0.11	
		Corporate	NACCO DTA Recognition	Tax Provision	$0	$7	($0.04)	
		Corporate	Restructuring Charges	Operating Expenses	($3)	($2)	($0.01)	
	Discontinued Operations		Commercial Air Gain on Sale		$135	$100	$0.54	
			Financial Freedom Net Settlement Items and Servicing Rights Impairment		$20	$12	$0.07	
3Q17	Continuing Operations	Corporate	Strategic Tax Item - Restructuring of an International Legal Entity	Tax Provision	-	$140	$1.03	
		Corporate	Debt Redemption	Debt Extinguishment Costs	($54)	($33)	($0.24)	
		Corporate	Restructuring Charges	Operating Expenses	($3)	($2)	($0.02)	
		Commercial Banking	NACCO Suspended Depreciation	Depreciation on Operating Lease Equipment	$8	$5	$0.04	
		Consumer Banking	Financial Freedom Transaction - Impairment on REO	Other Non-Interest Income - Gains on OREO Sales	($5)	($3)	($0.02)	
		Consumer Banking	Financial Freedom Transaction - Impairment on Reverse Mortgage-Related Assets	Other Non-Interest Income - Impairment on Assets Held for Sale	($9)	($6)	($0.04)	
		Consumer Banking	Financial Freedom Transaction - Impairment on HECMs-HFS	Other Non-Interest Income - Impairment on Assets Held for Sale	($12)	($8)	($0.06)	
		Consumer Banking	Financial Freedom Transaction - Impairment on HECMs-HFI	Credit Provision/Charge-offs	($15)	($9)	($0.07)	
	Discontinued Operations		Financial Freedom Related Impairment		($4)	($2)	($0.02)	
4Q17	Continuing Operations	Corporate	LIHTC Methodology Charge	Other Income	$29	$29	$0.22	
		Corporate	LIHTC Methodology Charge	Tax Provision	-	($38)	($0.29)	
		Corporate	Impact of US Corporate Tax Reform	Tax Provision	-	$12	$0.09	
		Commercial Banking	NACCO Suspended Depreciation	Depreciation on Operating Lease Equipment	$9	$6	$0.05	
		Commercial Banking	NACCO Related Tax Items	Tax Provision	-	$10	$0.08	
		Commercial Banking	Commercial Goodwill Impairment	Goodwill Impairment	($256)	($222)	($1.69)	
		Corporate	Restructuring Charges	Operating Expenses	($32)	($20)	($0.15)	

(1) Per share data based on 131.3 million, 136.1 million, 183.8 million, 203.3 million, and 202.1 million for 4Q17, 3Q17, 2Q17, 1Q17, and 4Q16, respectively; dollar impacts are rounded.
(2) Excess interest cost, interest income and increase in average earning assets are the result of a timing difference between the receipt of the proceeds from the Commercial Air sale and the completion of the related debt and capital actions.

CIT | 4Q17 Earnings

23

Full Year Noteworthy Items

($ in millions, except for per share data)		Segment	Item	Line Item	Pre-Tax	After-Tax	Per Share[1]	Balance Sheet
FY16	Continuing Operations	NSP	Gain on Sale - UK Business	Other Income	$24	$15	$0.08	
		Corporate	Discrete Tax Benefit	Tax Provision	-	$13	$0.06	
		NSP	Impairments on AHFS and other	Other Income	($11)	($8)	($0.04)	
		NSP	Liquidating Europe CTA	Other Income	($3)	($3)	($0.01)	
		Corporate	China Tax Valuation Allowance	Tax Provision	-	($16)	($0.08)	
		Corporate	Canadian TRS Termination Charge	Other Income	($243)	($147)	($0.72)	
		Consumer Banking	Consumer Goodwill Impairment	Goodwill Impairment	($319)	($319)	($1.58)	
		Commercial Banking	Commercial Services Goodwill Impairment	Goodwill Impairment	($35)	($28)	($0.14)	
		NSP	Canadian Assertion Change	Tax Provision	-	($54)	($0.27)	
		NSP	Canada Portfolio Sale Gain	Other Income	$22	$16	$0.08	
		Consumer Banking	Legacy OneWest Bank Matters	Operating Expenses	($27)	($17)	($0.08)	
		Consumer Banking	Gain related to IndyMac venture	Other Income	$5	$3	$0.01	
		Corporate	Restructuring Expenses	Operating Expenses	($36)	($23)	($0.11)	
	Discontinued Operations		Financial Freedom Interest Curtailment Reserve		($249)	($175)	($0.87)	
			Business Air Impairment		($29)	($18)	($0.09)	
			Reverse Mortgage Servicing Rights Impairment		($27)	($16)	($0.08)	
			Commercial Air Tax Provision		-	($847)	($4.20)	
			Commercial Air Suspended Depreciation		$106	$66	$0.33	
FY17	Continuing Operations	Corporate	Entity Restructuring	Tax Provision	-	($14)	($0.09)	
		NSP	Currency Translation Adjustments	Other Income	($8)	($7)	($0.04)	
		Corporate	Excess Interest Cost[2]	Interest Expense	($23)	($15)	($0.09)	
		Corporate	Interest Income[2]	Interest Income	$9	$6	$0.03	
		Corporate	Commercial Air Asset Adjustment[2]	Average Earning Assets				($3,686)
		Corporate	Resolution of Legacy Tax Items	Tax Provision	-	$19	$0.12	
		Corporate	NACCO DTA Recognition	Tax Provision	$0	$7	$0.04	
		Corporate	Strategic Tax Item - Restructuring of an International Legal Entity	Tax Provision	-	$140	$0.86	
		Consumer Banking	Financial Freedom Transaction - Impairment on REO	Other Non-interest Income - Gains on OREO Sales	($5)	($3)	($0.02)	
		Consumer Banking	Financial Freedom Transaction - Impairment on Reverse Mortgage-Related Assets	Other Non-interest Income - Impairment on Assets Held for Sale	($9)	($6)	($0.03)	
		Consumer Banking	Financial Freedom Transaction - Impairment on HECMs-HFS	Other Non-interest Income - Impairment on Assets Held for Sale	($12)	($8)	($0.05)	
		Consumer Banking	Financial Freedom Transaction - Impairment on HECMs-HFI	Credit Provision/Charge-offs	($15)	($10)	($0.06)	
		Corporate	LIHTC Methodology Charge	Other Income	$29	$29	$0.18	
		Corporate	LIHTC Methodology Charge	Tax Provision	-	($38)	($0.23)	
		Commercial Banking	Commercial Goodwill Impairment	Goodwill Impairment	($256)	($222)	($1.35)	
		Commercial Banking	NACCO Related Tax Items	Tax Provision	-	$10	$0.06	
		Corporate	Impact of US Corporate Tax Reform	Tax Provision	-	$12	$0.07	
		Corporate	Restructuring Charges	Operating Expenses	($53)	($35)	($0.21)	
		Corporate	Debt Extinguishment Costs	Debt Extinguishment Costs	($218)	($133)	($0.81)	
		Commercial Banking	NACCO Suspended Depreciation	Depreciation on Operating Lease Equipment	$17	$11	$0.07	
	Discontinued Operations		Commercial Air Suspended Depreciation		$113	$69	$0.42	
			Commercial Air Secured Debt Expenses		($39)	($34)	($0.21)	
			TC-CIT Joint Venture Gain		$14	$13	$0.08	
			Commercial Air Gain on Sale		$135	$100	$0.61	
			Financial Freedom Net Settlement Items and Servicing Rights Impairment		$20	$12	$0.08	
			Financial Freedom Related Impairment		($4)	($2)	($0.01)	

(1) Per share data based on 201.9 million shares in 2016 and 164.0 million shares in 2017; dollar impacts are rounded.
(2) Excess interest cost, interest income and increase in average earning assets are the result of a timing difference between the receipt of the proceeds from the Commercial Air sale and the completion of the related debt and capital actions.

CIT | 4Q17 Earnings

24

A Leading National Bank for Lending and Leasing to the Middle Market and Small Businesses

Commercial Banking

($ in billions)



Business Capital $6.5
Commercial Finance $9.7
Rail: NACCO $1.1
Rail $6.3
Real Estate Finance $5.6

Average Loans and Leases: $29.3

- **Commercial Finance**: Middle-market lender with expertise in targeted industries and products. Emphasis on asset growth and lead-managed transactions.
- **Rail**: Leading railcar lessor providing financial solutions to customers in the U.S., Canada and Mexico. Focus on maintaining utilization rate; market demand pressuring renewal pricing. Sale of European Rail business (NACCO) expected to close in the second half of 2018.
- **Real Estate Finance**: Leading lender to commercial real estate investors and developers; deep industry relationships, underwriting experience and market expertise.
- **Business Capital**: Leading equipment lessor and lender; among the nations largest providers of factoring services. Trusted business partner providing innovative technology, industry expertise and unique residual knowledge.

Consumer Banking



Other Consumer Banking $2.5
Legacy Consumer Mortgages $3.4
Reverse Mortgages $0.9

Average Loans: $6.7

- **Legacy Consumer Mortgages**: Run-off legacy consumer mortgage portfolio. High margins and loss share agreement. Reverse Mortgage portfolio expected to be sold in the second quarter of 2018.
- **Other Consumer Banking**:
  - Consumer deposit products, residential mortgage and SBA products offered through OneWest retail branches.
  - **Online banking**: Well-recognized Direct Banking channel offers online savings accounts & CDs nationally.

Certain balances may not sum due to rounding.
(1) Net of credit balances of factoring clients of $1.6 billion.

CIT | 4Q17 Earnings

25

Commercial Banking

($ in millions)	4Q17	3Q17	4Q16	Change from 3Q17 $	Change from 3Q17 %	Change from 4Q16 $	Change from 4Q16 %
Interest Income	315	309	322	5	1.6%	(8)	(2.3%)
Net Operating Lease Revenues[(1)]	120	123	125	(3)	(2.4%)	(5)	(3.6%)
Interest Expense	139	131	127	7	5.7%	12	9.4%
Net Finance Revenue	**296**	**301**	**320**	**(5)**	**(1.8%)**	**(24)**	**(7.4%)**
Other Non-Interest Income	73	71	92	2	3.0%	(19)	(20.3%)
Provision for Credit Losses	29	11	31	18	NM	(2)	(7.1%)
Operating Expenses	168	169	183	(1)	(0.4%)	(15)	(8.4%)
Goodwill Impairment	256	-	35	256	NM	221	NM
Pre-Tax (Loss) Income from Continuing Operations	**(83)**	**193**	**163**	**(276)**	**NM**	**(246)**	**NM**

Key Metrics

	4Q17	3Q17	4Q16	Change from 3Q17 $	Change from 3Q17 %	Change from 4Q16 $	Change from 4Q16 %
Average Earning Assets	29,507	29,011	29,505	496	1.7%	3	0.0%
Net Finance Margin	4.01%	4.16%	4.34%	(15) bps		(33) bps	
Net Efficiency Ratio	45.1%	44.9%	44.1%	20 bps		100 bps	
PTI-ROAEA	(1.1%)	2.7%	2.2%	NM		NM	

Highlights

vs. Prior Quarter

- **Net Finance Revenue:** decreased $5 million from the prior quarter, primarily driven by higher interest expense, lower purchase accounting accretion in Commercial Finance and Real Estate Finance and lower net rental income in Rail, partially offset by interest recoveries and the impact of asset growth and higher interest rates
- **Other Non-Interest Income:** increased $2 million from the prior quarter, as higher capital markets fee income in Commercial Finance was partially offset by lower gains on asset sales in Business Capital and Rail
- **Operating Expenses:** essentially unchanged
- **Goodwill Impairment:** $256 million mostly related to Equipment Finance in our Commercial Banking segment
- **Provision for Credit Losses:** increased reflecting the establishment of reserves on asset growth in Commercial Finance

vs. Year-ago Quarter

- **Net Finance Revenue:** decreased primarily due to higher interest expense, lower purchase accounting accretion and lower net rental income in Rail, partially offset by interest recoveries and the impact of higher interest rates
- **Other Non-Interest Income:** decreased $19 million, primarily driven by higher interest expense and lower gains on sales as the year-ago quarter included a $22 million gain on an investment related to a loan workout in Commercial Finance
- **Operating Expenses:** decreased by $15 million, reflecting cost reduction initiatives
- **Goodwill Impairment:** in the year-ago quarter, we recognized a $35 million charge related to Commercial Services in our Commercial Banking segment
- **Provision for Credit Losses:** increased modestly as lower net charge-offs were more than offset by the establishment of reserves due to asset growth in the current quarter

Certain balances may not sum due to rounding.
(1) Net of depreciation and maintenance and other operating lease expenses.

CIT | 4Q17 Earnings

26

27 4Q17 Earnings Commercial Banking Divisional Performance Commercial Finance Rail 10,647 10,217 9,858 9,541 9,749 5.54% 5.16% 5.61% 5.58% 5.61% 4.15% 3.83% 4.09% 3.97% 3.94% 4Q16 1Q17 2Q17 3Q17 4Q17 AEA Gross Yield Net Finance Margin 7,287 7,320 7,393 7,543 7,583 12.22% 11.98% 11.70% 11.44% 11.25% 4.29% 4.47% 4.20% 4.29% 4.14% 4Q16 1Q17 2Q17 3Q17 4Q17 AEA Gross Yield Net Finance Margin ($ in millions) 4Q17 3Q17 4Q16 $ % $ % Average Loans and Leases 9,655 9,450 10,564 204 2.2% (909) (8.6%) AEA 9,749 9,541 10,647 208 2.2% (898) (8.4%) Net Finance Revenue 96 95 110 1 1.4% (14) (13.0%) Gross Yield 5.6% 5.6% 5.5% Net Finance Margin 3.9% 4.0% 4.2% Change from (10) bps (30) bps - 10 bps 3Q17 4Q16 ($ in millions) 4Q17 3Q17 4Q16 3Q17 4Q16 $ % $ % Average Loans and Leases 7,484 7,462 7,174 22 0.3% 309 4.3% AEA 7,583 7,543 7,287 41 0.5% 297 4.1% Net Finance Revenue 79 81 78 (2) (3.0%) 0 0.5% Gross Yield 11.3% 11.4% 12.2% Net Finance Margin 4.1% 4.3% 4.3% (10) bps (90) bps (20) bps (20) bps Change from

28 4Q17 Earnings Commercial Banking Divisional Performance Real Estate Finance Business Capital 5,502 5,565 5,646 5,599 5,615 5.24% 4.90% 5.34% 5.32% 5.18% 3.80% 3.46% 3.71% 3.62% 3.43% 4Q16 1Q17 2Q17 3Q17 4Q17 AEA Gross Yield Net Finance Margin 6,070 6,202 6,261 6,328 6,561 8.71% 9.01% 8.80% 8.75% 8.79% 5.23% 5.41% 5.02% 4.74% 4.47% 4Q16 1Q17 2Q17 3Q17 4Q17 AEA Gross Yield Net Finance Margin (1) Net of credit balances of factoring clients of $1,571 in 4Q17 , $1,551 in 3Q17, and $1,296 in 4Q16. ($ in millions) 4Q17 3Q17 4Q16 3Q17 4Q16 $ % $ % Average Loans and Leases 5,615 5,599 5,502 16 0.3% 113 2.1% AEA 5,615 5,599 5,502 16 0.3% 113 2.1% Net Finance Revenue 48 51 52 (3) (4.9%) (4) (7.7%) Gross Yield 5.2% 5.3% 5.2% Net Finance Margin 3.4% 3.6% 3.8% Change from (10) bps - (20) bps (40) bps ($ in millions) 4Q17 3Q17 4Q16 3Q17 4Q16 $ % $ % Average Loans and Leases(1) 6,508 6,265 5,959 243 3.9% 549 9.2% AEA 6,561 6,328 6,070 232 3.7% 491 8.1% Net Finance Revenue 73 75 79 (2) (2.3%) (6) (7.6%) Gross Yield 8.8% 8.8% 8.7% Net Finance Margin 4.5% 4.7% 5.2% Change from - 10 bps (20) bps (70) bps

Consumer Banking

($ in millions)	4Q17	3Q17	4Q16	Change from 3Q17 $	Change from 3Q17 %	Change from 4Q16 $	Change from 4Q16 %
Interest Income	**84**	92	107	(8)	(8.6%)	(23)	(21.1%)
Interest (Benefit)	**(20)**	(16)	(4)	(4)	(23.1%)	(16)	NM
Net Finance Revenue	**104**	**108**	**111**	**(4)**	**(3.9%)**	**(7)**	**(5.9%)**
Other Non-Interest Income	13	(23)	7	36	NM	6	88.6%
Provision for Credit Losses	**2**	19	6	(17)	(90.5%)	(4)	(69.5%)
Operating Expenses	**104**	106	123	(3)	(2.5%)	(19)	(15.6%)
Goodwill Impairment	**-**	-	319	-	-	(319)	NM
Pre-Tax Income (Loss) from Continuing Operations	**12**	**(40)**	**(331)**	**52**	**NM**	**342**	**NM**

Key Metrics

	4Q17	3Q17	4Q16	Change from 3Q17 $	Change from 3Q17 %	Change from 4Q16 $	Change from 4Q16 %
Average Earning Assets	**6,886**	6,904	7,458	(19)	(0.3%)	(572)	(7.7%)
Net Finance Margin	**6.04%**	6.27%	5.93%	(23) bps		11 bps	
Net Efficiency Ratio	**84.4%**	118.9%	100.5%	NM		NM	
PTI-ROAEA	**0.7%**	(2.3%)	(17.7%)	300 bps		NM	

Highlights

vs. Prior Quarter

- **Net Finance Revenue:** decreased, as higher negative income on the indemnification asset for the covered loans and lower interest income due to suspended purchase accounting accretion from the held for sale reverse mortgage portfolio were partially offset by an increase in the benefit in interest expense received from the other segments for the value of the excess deposits Consumer Banking generates
- **Provision for Credit Losses:** decreased $17 million; the prior quarter included a $15 million noteworthy item related to the Financial Freedom Transaction
- **Other Non-Interest Income:** increased $36 million; prior quarter included $27 million of noteworthy items related to the Financial Freedom Transaction and due to an increase in gains on asset sales from the reverse mortgage portfolio
- **Operating Expenses:** essentially unchanged

vs. Year-ago Quarter

- **Net Finance Revenue:** decreased, as higher negative income on the indemnification asset for the covered loans and lower interest income due to suspended purchase accounting accretion from the held for sale reverse mortgage portfolio were partially offset by an increase in the benefit in interest expense received from the other segments for the value of the excess deposits Consumer Banking generates
- **Other Non-Interest Income:** increased $6 million, due to an increase in gains on asset sales from the reverse mortgage portfolio
- **Goodwill Impairment:** In the year-ago quarter, we recognized $319 goodwill impairment charge related to our Consumer Banking segment
- **Operating Expenses:** decreased by $19 million; excluding the impact of $27 million of noteworthy items in the year-ago quarter, expenses increased slightly due to higher advertising and marketing

CIT | 4Q17 Earnings

29

30 4Q17 Earnings Consumer Banking Divisional Performance Legacy Consumer Mortgage Other Consumer Banking 5,304 5,126 4,925 4,664 4,433 6.56% 6.34% 6.68% 6.23% 5.66% 4.82% 4.67% 4.77% 4.27% 3.75% 4Q16 1Q17 2Q17 3Q17 4Q17 AEA Gross Yield Net Finance Margin 2,154 2,166 2,168 2,240 2,453 3.70% 3.46% 3.56% 3.49% 3.52% 8.66% 8.61% 9.69% 10.43% 10.18% 4Q16 1Q17 2Q17 3Q17 4Q17 AEA Gross Yield Net Finance Margin ($ in millions) 4Q17 3Q17 4Q16 3Q17 4Q16 $ % $ % Loans and Leases 4,275 4,471 4,953 (196) (4.4%) (678) (13.7%) AEA 4,433 4,664 5,304 (231) (5.0%) (871) (16.4%) Net Finance Revenue 42 50 64 (8) (16.5%) (22) (34.9%) Gross Yield 5.7% 6.2% 6.6% Net Finance Margin 3.8% 4.3% 4.8% Change from (50) bps (90) bps (50) bps (100) bps ($ in millions) 4Q17 3Q17 4Q16 3Q17 4Q16 $ % $ % Loans and Leases 2,453 2,240 2,154 213 9.5% 299 13.9% AEA 2,453 2,240 2,154 213 9.5% 299 13.9% Net Finance Revenue 62 58 47 4 6.8% 16 33.9% Gross Yield 3.5% 3.5% 3.7% Net Finance Margin 10.2% 10.4% 8.7% Change from - (20) bps (20) bps 150 bps

31 4Q17 Earnings NACCO Related – Noteworthy Items  $10 million net tax benefits including the revaluation of net DTLs caused by enacted French tax reform Change in Accounting for LIHTC Investments – Noteworthy Items  Cumulative earnings adjustment to reflect the change in our accounting policy for LIHTCs from the equity method to the proportional amortization method to better reflect the economics of our LIHTC investments ▪ $38 million expense impacting tax provision (Note this is partially offset by a $29 million benefit impacting other income) Other Tax Items – Discrete  Reversed $26 million of DTA valuation allowances established in 3Q17  Other discrete tax charges for the quarter of ~$3 million  The net impact on 4Q17 of the U.S. Tax Cut and Jobs Act is a $12 million one - time benefit, reflected in the provision for income taxes line item  The $12 million net benefit is comprised of three components: 1. A $3 million benefit due to the revaluation of our net federal DTLs caused by a reduction in the corporate tax rate 2. A $14 million benefit from the reduction of DTLs on previously untaxed and unremitted earnings 3. A $5 million expense due to the revaluation of our LIHTC investments as the reduced corporate tax rate will create less future tax credits  We have recorded the $12 million net benefit from U.S. tax reform as a Noteworthy Item for 4Q17 U.S. Tax Reform Other 4Q17 Tax Impacts U.S. Tax Reform and Other Tax Items Affecting 4Q17 • Tax provision excluding noteworthy and other discrete items is ~39% for 4Q17 and ~34% for FY 2017 • We expect the go forward Effective Tax Rate before the impact of discrete items to be in the 25 - 26% area reflecting the U.S. tax reform and mix of business

Diversified North American Rail Fleet

Fleet by Type

Total Cars: ~117k



Locomotives, 0.3%
Flatcars, 1%
Boxcars, 7%
Other, 6%
Covered Hopper-Other, 32%
Coal, 9%
Mill/Coil Gondolas, 10%
Tank Cars O&G Related 13%
Tank Cars -Other, 14%
Covered Hopper- O&G Related, 8%

Includes Operating Leases only

O&G = Oil and Gas

Operating Leases by Industry



Cement and Building Products 6%
Agriculture 14%
Petrochemicals 6%
Rail 18%
Coal and Utilities 3%
Chemicals (non petrochemical) 3%
Other 2%
Steel and Metals 1%
Petroleum and gas 46%
Mining 1%

Total Net Investment:~$6.3 billion

Highlights

Diversified fleet serving a broad range of customers and industries

- Approximately 500 clients
- ~76% shippers and ~24% railroads
- Strong customer service and long-term customer relationships
- Young, well maintained equipment (average age of 12 years)

Utilization and lease rate trends off peak levels across portfolio

Energy Related Rail Cars:
- Tank cars: ~15,000 for the transportation of crude
- Sand cars: ~9,000 supporting crude and natural gas drilling
- Coal cars: ~11,000 for the transportation of coal

Portfolio management strategies:

- Shorten lease terms while lease rates are weaker
- Bank funding on new deliveries
- Selective disposal of non-performing assets
- Divert cars from crude oil to alternative services (e.g. to ethanol and other refined products, etc.)

CIT | 4Q17 Earnings

32

Non-GAAP Disclosures[(1)]

Adjusted Other Non-Interest Income	Quarter Ended December 31, 2017	Quarter Ended September 30, 2017	Quarter Ended December 31, 2016
Other Non-Interest Income	137	63	(118)
LIHTC Methodology Change	(29)		
Financial Freedom Transaction - Impairment on REO		5	
Financial Freedom Transaction - Impairment on Reverse Mortgage Indemnification Asset		9	
Financial Freedom Transaction - Impairment on HECMs-HFS		12	
TRS Termination Charge			243
Canada Portfolio Sale Gain			(22)
Adjusted Other Non-Interest Income	108	90	103
Adjusted Other Non-Interest Income as a % of AEA	0.97%	0.79%	0.88%

Adjusted Operating Expenses	Quarter Ended December 31, 2017	Quarter Ended September 30, 2017	Quarter Ended December 31, 2016
Operating expenses	304	277	341
Intangible asset amortization	6	6	6
Provision for Restructuring Costs	32	3	4
Legacy OneWest Bank Matters	-	-	27
Operating expenses exclusive of noteworthy items and intangible assets amortization[(2)]	266	268	304
Adjusted operating expenses (exclusive of noteworthy items and intangible assets amortization) as a % of AEA	2.39%	2.36%	2.59%

Adjusted Net Efficiency Ratio[(3)]	Quarter Ended December 31, 2017	Quarter Ended September 30, 2017	Quarter Ended December 31, 2016
Net Finance Revenue, excluding noteworthy items	391	393	421
Other Non-Interest Income, excluding noteworthy items	108	90	103
Total net revenues, excluding noteworthy items	499	483	524
Adjusted operating expenses exclusive of noteworthy items and intangible assets amortization[(2)]	266	268	304
Adjusted Net Efficiency Ratio	53.4%	55.5%	57.9%

Certain balances may not sum due to rounding.
(1) Reconciliations of non-GAAP measurements to GAAP measurements that are included in our quarterly earnings release are not repeated in this presentation.
(2) Operating expenses exclusive of restructuring costs and intangible amortization is a non-GAAP measure used by management to compare period over period expenses.
(3) Net efficiency ratio is a non-GAAP measurement used by management to measure operating expenses (before restructuring costs and intangible amortization) to the level of total net revenues.

CIT | 4Q17 Earnings 33

Non-GAAP Disclosures[1]

	Quarter Ended December 31, 2017	Quarter Ended September 30, 2017	Quarter Ended June 30, 2017	Quarter Ended March 31, 2017	Quarter Ended December 31, 2016	
Income (Loss) from Continuing Operations Available to Common Shareholders	(93)	223	41	78	(426)	A
Less: Restructuring Expenses	20	2	2	10	3	
Goodwill Impairment	222	-	-	-	-	
Cumulative Effect of LIHTC Accounting Methodology Change	9	-	-	-	-	
US Federal Corporate Tax Reform Related Items	(12)	-	-	-	-	
NACCO Tax-Related Items	(10)	-	-	-	-	
Financial Freedom Transaction Related Items[2]	-	26	-	-	-	
Strategic Tax Item	-	(140)	-	-	-	
NACCO Suspended Depreciation	(6)	(5)	-	-	-	
Debt Extinguishment Costs	-	33	100	-	-	
Excess Interest Cost	-	-	15	-	-	
Interest Income	-	-	(6)	-	-	
Resolution of Legacy Tax Items	-	-	(19)	-	-	
NACCO DTA Recognition	-	-	(7)	-	-	
Currency Translation Adjustment	-	-	-	7	-	
Consumer Goodwill Impairment	-	-	-	-	319	
Commercial Services Goodwill Impairment	-	-	-	-	28	
TRS Termination Charge	-	-	-	-	146	
Canada Assertion Change	-	-	-	-	54	
Canada Portfolio Sale Gain	-	-	-	-	(16)	
OneWest Bank Legacy Matters	-	-	-	-	17	
Entity Restructuring	-	-	-	14	-	
Total Noteworthy Adjustments	223	(84)	85	31	551	
Plus: Intangible asset amortization (net of tax)	4	5	4	4	5	B
Plus: Valuation Allowance	-	-	-	-	-	
Adjusted Income from Continuing Operations Available to Common Shareholders, for ROTCE Calculation	**134**	**144**	**130**	**113**	**131**	C

Tangible Common Equity	Quarter Ended December 31, 2017	Quarter Ended September 30, 2017	Quarter Ended June 30, 2017	Quarter Ended March 31, 2017	Quarter Ended December 31, 2016	
Average Tangible Common Equity	6,438	6,335	8,378	9,296	9,886	
Less: Disallowed DTA - Average	(111)	(85)	(97)	(177)	(665)	
Adjusted Tangible Common Equity	6,328	6,249	8,280	9,119	9,221	
Less: Capital Adjustment Related to Commercial Air Sale	-	-	1,903	2,975	2,975	
Adjusted TCE for Capital Reduction	6,328	6,249	6,377	6,144	6,246	D
ROATCE Adjusted Pro-Forma for estimated Capital Adjustment	**8.42%**	**14.58%**	**2.84%**	**5.36%**	**NM**	+ B /
ROATCE Adjusted for Noteworthy Items and Pro-Forma Capital Adjustment	**8.47%**	**9.20%**	**8.14%**	**7.39%**	**8.37%**	C / D

Certain balances may not sum due to rounding. Capital numbers for current quarter are preliminary.

(1) Selective reconciliations of non-GAAP measurements to GAAP measurements are included in our quarterly earnings release and not repeated in this presentation.

(2) Details behind the various Financial Freedom Transaction related noteworthy items are displayed in the appendix on page 23.

CIT | 4Q17 Earnings

34

35 4Q17 Earnings